EXHIBIT 10.23

                              ENDORSEMENT AGREEMENT

     This ENDORSEMENT AGREEMENT (the "Agreement") is made this 1st day of
                                                               ---
November, 2003 by and between Bruce Jenner, Individual ("CELEBRITY"), with his offices located in California; and The Right Solution, a Nevada Corporation (the ""COMPANY""), with its offices located at 3035 East Patrick Lane, Suite 14, Las Vegas, Nevada 89120.

     WHEREAS, "CELEBRITY" has experience in public speaking and marketing and

     WHEREAS, the "COMPANY" desires to do business with the "CELEBRITY" and

     NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the "COMPANY" and "CELEBRITY" agree as follows:

1.   ENGAGEMENT
     The "COMPANY" agrees to a one year engagement to contract the "CELEBRITY" to speak at the company meetings and seminars along with endorsement of the Company products.

2. The "CELEBRITY" will be limited to six speaking engagements for the year and five conference calls per month at the company's discretion.

3. The "CELEBRITY" will assist in getting a distributorship started through his contacts and fan mail. The "CELEBRITY" can designate the party placed in the distributorship direct to the Company. This distributorship will be independent of the endorsement terms of the agreement and will remain on going as long as the "CELEBRITY" maintains the annual membership fee.

4.   TERMS FOR THE "COMPANY"

     (i) The "COMPANY" will flag the "CELEBRITY" center at level six for a six month period. "COMPANY" will provide the necessary time to work with the business on products, strategies and opportunity. Jack Zufelt will coordinate all efforts and work direct with the "CELEBRITY" and or the designee.

     (ii) The "COMPANY" will provide products at no cost for use by the "CELEBRITY" for personal use throughout the duration of this agreement. "COMPANY" will pay $10,000 upfront to begin representation and support of the "CELEBRITY".

     (iii) "CELEBRITY" will receive $6,000 per month for entire duration of the agreement. The "COMPANY" will give stock to the "CELEBRITY" which will be restricted for one year from issuance and will be as follows:

               Monthly Sales Volume          Stock Options
               --------------------          -------------
               $  300,000                    300,000     shares
                  600,000                    600,000     shares
                1,000,000                    1,000,000   shares

     These stock options will remain in place until certificates are issued once volumes are met as long as the "CELEBRITY" maintains the distributorship by paying the annual dues of $15.00.

     (iv) The terms of this agreement will remain confidential between "CELEBRITY" and the "COMPANY" unless written permission is granted for release by both parties.


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     (v)  Travel arrangements and accommodations will be provided by the
          "COMPANY" This will be first class accommodations when available.

     TERMS FOR THE "CELEBRITY"

     Work with Jack Zufelt to develop a business strategy that can be implemented within 30 days of the signing of this agreement.

     (i)  Identify marketing platform to "recruit" new distributors

     (ii) Develop a recruiting packet for "new" recruits that are duplicable with most tools coming from the corporate website and / or inventory.

    (iii) "CELEBRITY" will be available for phone conferences and meeting participating at any level deemed necessary by the "COMPANY".

     (iv) "CELEBRITY" will be available for conference calls not to exceed five per month and at the discretion of his schedule.

     (v) The terms of this agreement will remain confidential between "CELEBRITY" and the "COMPANY" unless written permission is granted for release by both parties.

5.   INDEPENDENT CONTRACTOR
     "CELEBRITY" and "CELEBRITY" Personnel will act as an independent contractor in the performance of its duties under this Agreement. Accordingly, "CELEBRITY" will be responsible for payment of all federal, state, and local taxes on compensation paid under this Agreement, including income and social security taxes, unemployment insurance, and any other taxes due relative to Distributor's Personnel and any and all business license fees as may be required. This Agreement neither expressly nor impliedly creates
                                                          ---
     a relationship of principal and agent, or employee and employer, between Distributor's Personnel and the "COMPANY". Neither "CELEBRITY" nor "CELEBRITY" Personnel are authorized to enter into any agreements on behalf of the "COMPANY". The "COMPANY" expressly retains the right to approve, in its sole discretion, each Asset Opportunity or Business Opportunity introduced by "CELEBRITY", and to make all final decisions with respect to effecting a transaction on any Business Opportunity.

6.   TERMINATION

     The "COMPANY" and "CELEBRITY" may terminate this Agreement under the following conditions:

     (A)  By the "COMPANY".
          ----------------

          (i) If during the Term of this Agreement the "CELEBRITY" is unable to provide the Services as set forth herein for thirty (30) consecutive business days because of illness, accident, or other incapacity of "CELEBRITY" Personnel; or,

          (ii) If "CELEBRITY"   willfully breaches or neglects the duties
               required to be performed hereunder; or,


     (B)  By "CELEBRITY"
          --

          (i) If the "COMPANY" fails to make any payments or provide information required hereunder; or,


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          (ii) If the "COMPANY" ceases business or, other than in an Initial
               Merger, sells a controlling interest to a third party, or agrees to a consolidation or merger of itself with or into another corporation, or enters into such a transaction outside of the scope of this Agreement, or sells substantially all of its assets to another corporation, entity or individual outside of the scope of this Agreement; or,

         (iii) If the "COMPANY" subsequent to the execution hereof has a receiver appointed for its business or assets, or otherwise becomes insolvent or unable to timely satisfy its obligations in the ordinary course of, including but not limited to the obligation to pay the Initial Fee, the Transaction fee, or the "CELEBRITY" Fee; or,


7.   INDEMNIFICATION

     Subject to the provisions herein, the "COMPANY" and "CELEBRITY" agree to indemnify, defend and hold each other harmless from and against all demands, claims, actions, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties and attorneys' fees and expenses asserted against or imposed or incurred by either party by reason of or resulting from any action or a breach of any representation, warranty, covenant, condition, or agreement of the other party to this Agreement. The "CELEBRITY" will have full release of liability in regards to product performance and/or law suites resulting from use of the product. This liability will remain the responsibility of the "COMPANY" and manufacturers.

8.   MISCELLANEOUS

     (i)  Subsequent Events.  "CELEBRITY" and the "COMPANY" each agree to notify
          -----------------
          the other party if, subsequent to the date of this Agreement, either party incurs obligations which could compromise its efforts and obligations under this Agreement.

     (ii) Amendment.  This Agreement may be amended or modified at any time and
          ---------
          in any manner only by an instrument in writing executed by the parties hereto.

    (iii) Further Actions and Assurances.  At any time and from time to time,
          ------------------------------
          each party agrees, at its or their expense, to take actions and to execute and deliver documents as may be reasonably necessary to effectuate the purposes of this Agreement.


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     (iv) Waiver.  The party to whom such compliance is owed may waive any
          ------
          failure of any party to this Agreement to comply with any of its obligations, agreements, or conditions hereunder in writing. The failure of any party to this Agreement to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision or a waiver of the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or noncompliance with this Agreement shall be held to be a waiver of any other or subsequent breach or noncompliance.

     (v)  Assignment.  Neither this Agreement nor any right created by it shall
          ----------
          be assignable by either party without the prior written consent of the other or as stated herein.

     (vi) Notices.  Any notice or other communication required or permitted by
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          this Agreement must be in writing and shall be deemed to be properly given when delivered in person to an officer of the other party, when deposited in the United States mails for transmittal by certified or registered mail, postage prepaid, or when deposited with a public telegraph "COMPANY" for transmittal, or when sent by facsimile transmission charges prepared, provided that the communication is addressed:

          (A)  In the case of the "COMPANY":
               The Right Solution
               3095 East Patrick Lane, Suite 14
               Las Vegas, Nevada 89120


          (B)  In the case of the "CELEBRITY":
               Bruce Jenner
               2345 Elbury Court
               Lake Sherwood, CA 91361


          or to such other person or address designated in writing by the "COMPANY" or "CELEBRITY" to receive notice.

9.        Governing Law.  This Agreement was negotiated and is being contracted
          -------------
          for in Nevada, and shall be governed by the laws of the State of Nevada, and the United States of America, notwithstanding any conflict-of-law provision to the contrary.

10.       Binding Effect.  This Agreement shall be binding upon the parties
          --------------
          hereto

11.       Entire Agreement.  This Agreement contains the entire agreement
          ----------------
          between the parties hereto and supersedes any and all prior agreements, arrangements, or understandings between the parties relating to the subject matter of this Agreement. No oral understandings, statements, promises, or inducements contrary to the terms of this Agreement exist. No representations, warranties, covenants, or conditions express or implied, other than as set forth herein, have been made by any party.

12.       Severability.  If any part of this Agreement is deemed to be
          ------------
          unenforceable the balance of the Agreement shall remain in full force and effect.

13.       Counterparts.  A facsimile, telecopy, or other reproduction of this
          ------------
          Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, by one or more parties hereto and such executed copy may be delivered by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. In this event, such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party


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          hereto, all parties agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.


     IN WITNESS WHEREOF, the parties have executed this Agreement on the date above written.

     The ""COMPANY""                    "CELEBRITY"
     The Right Solution                 Bruce Jenner
     A Nevada Corporation               Independent Contractor/"COMPANY"


By___________________________           By _________________________________
  Rick Bailey President / CEO              Bruce Jenner  / Individuals


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